UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 30, 2016 (June 29, 2016)

American Realty Capital – Retail Centers of America, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55198	27-3279039
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Special Committee of the Board

American Realty Capital – Retail Centers of America, Inc. (the “Company”) previously announced that its board of directors has established a special committee (the “Special Committee”) comprised entirely of independent directors to respond to receipt of an unsolicited proposal (the “Proposal”) from American Finance Trust, Inc. (“AFIN”), an entity sponsored by an affiliate of the Company’s sponsor, relating to a potential strategic transaction with AFIN (the “Proposed Transaction”). The Special Committee was established in order to consider, review and evaluate the Proposal and, if deemed appropriate, to negotiate the terms of the Proposed Transaction. The Special Committee has not undertaken, and is not authorized to undertake, a broader review of the Company’s strategic alternatives other than in connection with the Proposal or any potential conflicts of interest that may arise out of or result from the Proposal. The Special Committee has also engaged BMO Capital Markets Corp. to act as its exclusive independent financial advisor and has retained Arnold & Porter LLP as its special independent legal counsel.

The Special Committee and its financial advisors have engaged in discussions with a special committee formed by AFIN and its financial advisors in response to the Proposal. Although these discussions have progressed since receipt of the Proposal they have not resulted in a definitive agreement. There can be no assurance that the discussions and evaluation will result in a definitive agreement. The Special Committee has not made a decision whether to recommend to the Board of Directors that the Company enter into the Proposed Transaction, and there can be no assurances that such preliminary discussions or the Special Committee’s review of the Proposal will result in any such transaction.

Amendments to Share Repurchase Program

On June 29, 2016, in consideration of the continued evaluation of the Proposal by the Special Committee and its advisors, the board of directors of the Company determined to amend the Company’s existing share repurchase program (the “SRP” and the “SRP Amendment”) to provide for one twelve-month repurchase period for calendar year 2016 (the “2016 Repurchase Period”) instead of two semi-annual periods ending June 30 and December 31. The annual limit on repurchases under the SRP remains unchanged and continues to be limited to a maximum of 5.0% of the weighted average number of shares of common stock of the Company outstanding during its prior fiscal year (the “2015 Outstanding Shares”) and subject to the terms and limitations set forth in the SRP. Accordingly, the 2016 Repurchase Period will be limited to a maximum of 5.0% of the 2015 Outstanding Shares and continue to be subject to the terms and conditions set forth in the SRP, as amended. Following calendar year 2016, the repurchase periods will return to two semi-annual periods and applicable limitations set forth in the SRP. The SRP Amendment also provides, for calendar year 2016 only, that any amendments, suspensions or terminations of the SRP will become effective on the day following the Company’s public announcement of such amendments, suspension or termination. The SRP Amendment will become effective on July 30, 2016 and will only apply to repurchase periods in calendar year 2016.

Except as set forth in the SRP Amendment, all other terms and conditions of the SRP continue to apply. As provided for in the SRP, stockholders who have previously submitted a repurchase request, or stockholders who submit a repurchase request in the future, will continue to have the ability to cancel their repurchase requests by notifying a customer service representative on or prior to December 31, 2016, the last day of the repurchase period. Otherwise, as outlined in the SRP, if a repurchase request is not cancelled prior to the end of the repurchase period, a stockholder would be contractually bound to the repurchase and would not be permitted to cancel the repurchase request prior to the payment of repurchase proceeds.

The foregoing summary of the SRP Amendment is qualified by the text of the SRP Amendment, which is filed as Exhibit 99.1 to this Form 8-K. The SRP was filed as an exhibit to the quarterly report on Form 10-Q for the period ended March 31, 2016, filed on May 13, 2016.

Amendment to Distribution Reinvestment Plan

Also on June 29, 2016, in consideration of the continued evaluation of the Proposal by the Special Committee and its advisors, and in order to provide the Company additional flexibility with respect to the timing of future issuances under its distribution reinvestment plan (“DRIP”), the board of directors of the Company determined to amend the Company’s DRIP (“the “DRIP Amendment”), to provide that any amendment, suspension or termination of the DRIP will become effective immediately upon (i) the Company’s public announcement of such amendment, suspension or termination and (ii) the Company’s mailing of a notice regarding the amendment, suspension or termination to each DRIP participant. The DRIP Amendment does not modify the DRIP provision prohibiting amendments, prior to the listing of the Company’s common stock on a national securities exchange, to a DRIP participant’s right to terminate or modify his participation in the DRIP. In accordance with the DRIP, the DRIP Amendment becomes effective 10 days after the Company mails notice of the DRIP Amendment to DRIP participants.

The foregoing summary of the DRIP Amendment is qualified by the text of the DRIP Amendment, which is filed as Exhibit 99.2 to this Form 8-K.

Forward Looking Statements

The statements in this Current Report on Form 8-K include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. The Company may not actually execute on the Proposed Transaction, or achieve the plans, intentions, or expectations disclosed in these forward looking statements, and you should not place undue reliance on these forward-looking statements. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Amendment to Amended and Restated Share Repurchase Program
99.2	First Amendment to Amended and Restated Distribution Reinvestment Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

Date: June 30, 2016	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr. Chief Executive Officer and President